 Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

For purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Insys Therapeutics, Inc., a Delaware corporation (“Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 26, 2016	/s/ John N. Kapoor
Dr. John N. Kapoor
President and Chief Executive Officer

Dated: February 26, 2016	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer